Pro forma combined balance sheet

	Zeros & Ones, Inc. December 31, 2005	Rocketstream Holding Corporation	Pro Forma Adjustments	Note		Pro Forma Combined

Assets
Current Assets:
Cash and cash equivalents	58,175	2,557		(a	)	60,732
Prepaid expenses	2,120	-				2,120
Other current assets	80,000	-				80,000
Total current assets	140,295	2,557	-			142,852
Other Assets
Investment in Subsidiaries	4,437,620	-	(4,437,620)	(b	)	-
Shares of ZROS	-	4,437,620	(4,437,620)	(c	)	-
Total Other Assets	4,437,620	4,437,620	(8,875,240)			-
Total Assets	4,577,915	4,440,177	(8,875,240)			142,852

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities:
Accounts payable	477,360	-				477,360
Accrued liabilities	153,323	-				153,323
Convertible debt, net of debt discount	503,711	-				503,711
Settlements payable	404,519	-				404,519
Other payables	7,500	-				7,500
Total Current Liabilities	1,546,413	-				1,546,413

Long Term Liabilities
Notes payable – Officers	600,000	-				600,000
Options issued for services	163,319	-				163,319
Total Long Term Liabilities	763,319	-				763,319

Commitments and Contingencies

Stockholders’ Equity (Deficit):
Preferred stock, $.001 par value; 2,000,000 shares authorized; no shares issued and outstanding	-	-				-
Common stock, $.001 par value; 100,000,000 shares authorized; xx and xx shares issued and outstanding	38,500	482	47,753	(d	)	86,735
Additional paid in capital in excess of par value	22,684,211	4,439,694	(8,922,993)	(e	)	18,200,912
Deficit accumulated in the development stage	(20,454,528)	-				(20,454,528)
Total stockholders’ equity (deficit)	2,268,183	4,440,177	(8,875,240)			(2,166,881)
Total Liabilities and Stockholders’ Equity (Deficit)	4,577,915	4,440,177	(8,875,240)			142,852

Footnotes
(a)	Includes cash held in RocketStream, Inc. and RHC
(b)	Represents the value of ZROS purchase of RHC, 48,235,000 shares @ $0.092 which is average closing price for period 12 months prior to closing.
(c)	Represents the value of ZROS purchase held in RHC, calculated as in note a
(d)	Represents conversion of 48,235 shares of RHC at $.01 par value to 48,235,000 shars of ZROS at $.001 par value, and elimination of value of ZROS stock for both entities
(e)	Represents the difference in par value of the respective stock